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SUBSIDIARIES OF THE COMPANY
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                                                                                                                    Jurisidiction of
                                               Name of Subsidiary                                                    Incorporation

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Birmingham Post Company (Birmingham Post Herald)                                                                        Alabama
Channel 7 of Detroit, Inc., (WXYZ)                                                                                      Michigan
Collier County Publishing Company (The Naples Daily News)                                                               Florida
Denver Publishing Company (Rocky Mountain News)                                                                         Colorado
Evansville Courier Company, Inc., 91.5%-owned                                                                           Indiana
Herald Post Publishing Company, 92.0%-owned (El Paso Herald Post)                                                        Texas
John P. Scripps Newspapers, Inc. (Bremerton Sun, Redding Record Searchlight,
   San Luis Obispo Telegram-Tribune, Ventura County Newspapers)                                                        California
Knoxville News-Sentinel Company                                                                                        Tennessee
Memphis Publishing Company, 91.3%-owned (The Commercial Appeal)                                                         Delaware
New Mexico State Tribune Company (The Albuquerque Tribune)                                                             New Mexico
Monterey County Herald Company                                                                                        Pennsylvania
Scripps Howard Broadcasting Company, (WMAR, Baltimore;
    WCPO, Cincinnati; WEWS, Cleveland; KSHB, Kansas City;
    KNXV, Phoenix; KJRH, Tulsa; WPTV, West Palm Beach,
    Home & Garden Television, Cinetel Productions)                                                                        Ohio
Scripps Howard Productions, Inc.                                                                                       California
Stuart News Company (Stuart News, Jupiter Courier, Vero Beach Press Journal)                                            Florida
Tampa Bay Television, (WFTS)                                                                                            Delaware
United Feature Syndicate, Inc. (United Media, Newspaper Enterprise Association)                                         New York
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